UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2013

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95050 (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Fiscal Year 2014 Variable Compensation Plan
On March 27, 2013, the Compensation Committee of our Board of Directors adopted the Fiscal Year 2014 Variable Compensation Plan, or the 2014 Plan, which provides eligible executive officers the opportunity to earn a cash bonus award based on the level of achievement by us of certain corporate objectives, or the Corporate Targets, and by each participant of certain individual objectives, or the Individual Targets, during our fiscal year 2014. We operate on a fiscal year ending on the last Sunday in January. We designate our fiscal year by the year in which that fiscal year ends (e.g., fiscal year 2014 refers to our fiscal year ending January 26, 2014).

An eligible participant’s aggregate target variable cash compensation under the 2014 Plan will be allocated as follows:

(i) fifty percent (50%) of a participant’s aggregate target award is based on the achievement by NVIDIA of the Corporate Targets (up to a maximum of two (2) times such portion of the participant’s aggregate target award), such amount referred to as the Corporate Variable Cash Target Amount; and

(ii) fifty percent (50%) of a participant’s aggregate target award is based on the achievement of such participant’s Individual Targets or other criteria established by the Compensation Committee (up to a maximum of two (2) times such portion of the participant’s aggregate target award), such amount referred to as the Individual Variable Cash Target Amount.

The Compensation Committee has set the Corporate Targets for fiscal year 2014 based upon the achievement of non-GAAP operating income and has established a threshold and a maximum.

The Compensation Committee will determine the level of achievement of the Individual Targets by our chief executive officer based on their evaluation of our chief executive officer’s achievements. The Compensation Committee, based upon input from our chief executive officer, will determine the level of achievement of the Individual Targets by the eligible executive officers.

If a participant achieves only a portion of his or her Individual Targets, such participant may still earn his or her Individual Variable Cash Target Amount upon the determination of the Compensation Committee, in its sole discretion. If a participant does not earn an Individual Variable Cash Target Amount, he or she may still be eligible to earn a Corporate Variable Cash Target Amount in accordance with the terms of the 2014 Plan. If a participant does not earn a Corporate Variable Cash Target Amount, he or she may still be eligible to earn his or her Individual Variable Cash Target Amount.

Unless otherwise determined by the Compensation Committee, a participant must remain an employee through the payment date under the 2014 Plan to be eligible to earn an award.

The following table sets forth the aggregate target variable cash compensation for our named executive officers under the 2014 Plan:

Named Executive Officer	Target Variable Cash Compensation	Target Variable Cash Compensation as a % of Fiscal Year 2014 Base Salary
Jen-Hsun Huang President and Chief Executive Officer	$1,325,000	156%
Karen T. Burns Vice President and Interim Chief Financial Officer	$125,000	25%
Ajay K. Puri Executive Vice President, Worldwide Sales	$750,000	150%
David M. Shannon Executive Vice President, General Counsel and Secretary	$500,000	100%
Debora Shoquist Executive Vice President, Operations	$300,000	60%

The 2014 Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the 2014 Plan.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description .
10.1	Fiscal Year 2014 Variable Compensation Plan of NVIDIA Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: April 2, 2013	By: /s/ David M. Shannon
David M. Shannon
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description .
10.1	Fiscal Year 2014 Variable Compensation Plan of NVIDIA Corporation.